UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 14, 2014 (November 10, 2014)

AMSURG CORP.

(Exact Name of Registrant as Specified in Charter)

Tennessee	001-36531	62-1493316
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Burton Hills Boulevard Nashville, Tennessee		37215
(Address of Principal Executive Offices)		(Zip Code)

(615) 665-1283

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 10, 2014, AmSurg Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with affiliates of Hellman & Friedman LLC (the “Selling Shareholders”) and Goldman, Sachs & Co., as the sole underwriter named in the underwriting agreement (the “Underwriter”), pursuant to which the Selling Shareholders agreed to sell to the Underwriter, and the Underwriter agreed to purchase from the Selling Shareholders, subject to and upon the terms and conditions set forth therein, an aggregate of 4,509,213 shares of the Company’s common stock, no par value per share (the “Common Stock”), at a price of $50.43 per share.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the complete copy of that agreement filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

1.1	Underwriting Agreement, dated November 10, 2014, by and among AmSurg Corp., Goldman, Sachs & Co. and affiliates of Hellman & Friedman LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMSURG CORP.

By:	/s/ Claire M. Gulmi
Claire M. Gulmi

Claire M. Gulmi
Executive Vice President, Chief Financial Officer, and Secretary
(Principal Financial and Duly Authorized Officer)

Date: November 14, 2014

EXHIBIT INDEX

No.	Exhibit

1.1	Underwriting Agreement, dated November 10, 2014, by and among AmSurg Corp., Goldman, Sachs & Co. and affiliates of Hellman & Friedman LLC